Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                          For the Month of September
                     Distribution Date of October 15, 1997
                           Servicer Certificate #17

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $279,497,851.07
Beginning Pool Factor                                           0.6076782

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,677,750.57
     Interest Collected                                     $2,291,280.83

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $473,254.71
Total Additional Deposits                                     $473,254.71

Repos / Chargeoffs                                            $651,062.78
Aggregate Number of Notes Charged Off                                  89

Total Available Funds                                      $11,442,286.11

Ending Pool Balance                                       $270,169,037.72
Ending Pool Factor                                              0.5873957

Servicing Fee                                                 $232,914.88

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $14,423,805.30
     Target Percentage                                               5.00%
     Target Balance                                        $13,508,451.89
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($915,353.41)
     Ending Balance                                        $13,508,451.89

Current Weighted Average APR:                                      9.572%
Current Weighted Average Remaining Term (months):                  35.51

Delinquencies                                               Dollars     Notes
     Installments:              1 - 30 days            $1,914,746.07    1,439
                                31 - 60 days             $508,992.15      393
                                60+  days                $211,069.90      139

     Total:                                            $2,634,808.12    1,452

     Balances:                  60+  days              $5,345,340.19      139

Memo Item - Reserve Account
     Prior Month                                      $13,974,892.55
+    Invest. Income                                       $49,421.11
+    Excess Serv.                                        $399,491.64
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $14,423,805.30

Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  September

                                                                                 NOTES
                                                                  (Money Market)
                                                   TOTAL            CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $279,497,851.07
Ending Pool Balance                            $270,169,037.72

Collected Principal                              $8,677,750.57
Collected Interest                               $2,291,280.83
Charge - Offs                                      $651,062.78
Liquidation Proceeds / Recoveries                  $473,254.71
Servicing                                          $232,914.88
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $11,209,371.23

Beginning Balance                              $279,497,851.07              $0.00    $263,043,619.55    $16,454,231.52

Interest Due                                     $1,481,066.24              $0.00      $1,391,939.15        $89,127.09
Interest Paid                                    $1,481,066.24              $0.00      $1,391,939.15        $89,127.09
Principal Due                                    $9,328,813.35              $0.00      $8,909,016.75       $419,796.60
Principal Paid                                   $9,328,813.35              $0.00      $8,909,016.75       $419,796.60

Ending Balance                                 $270,169,037.72              $0.00    $254,134,602.80    $16,034,434.92
Note / Certificate Pool Factor                                             0.0000             0.7319            0.7747
   (Ending Balance / Original Pool Amount)
Total Distributions                             $10,809,879.59              $0.00     $10,300,955.90       $508,923.69

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $399,491.64
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $14,423,805.30
(Release) / Draw                                  ($915,353.41)
Ending Reserve Acct Balance                     $13,508,451.89

Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  September


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5               4                3                2                1
                                Apr-97            May-97         Jun-97           Jul-97           Aug-97           Sep-97
Beginning Pool Balance      $321,158,555.63  $321,158,555.63  $311,427,985.45  $298,362,233.21  $289,158,602.47  $279,497,851.07

A)   Loss Trigger:
Principal of Contracts
        Charged Off             $912,759.79      $429,807.70      $678,399.36      $359,030.33      $425,054.70      $651,062.78
Recoveries                    $1,486,575.64      $755,747.07      $661,604.13      $833,081.20      $960,144.57      $473,254.71

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)        $1,467,237.39                Total Charged off (Months 1 - 6)       $3,456,114.66
     Total Recoveries (Months 3, 2, 1)         $2,266,480.48                Total Recoveries (Months 1 - 6)        $5,170,407.32
     Net Loss / (Recoveries) for 3 Mos          ($799,243.09)(a)            Net Loss/(Recoveries) for 6 Mos.      ($1,714,292.66)(c)

Total Balance (Months 5, 4, 3)               $930,948,774.29 (b)            Total Balance (Months 1 - 6)       $1,832,020,582.63 (d)

Loss Ratio Annualized  [(a/b) * (12)]                -1.0302%               Loss Ratio Annualized [(c/d) (12)]           -1.1229%

Trigger:  Is Ratio > 1.5%                                 No                Trigger:  Is Ratio > 6.0%                         No

                                                                                  Jul-97           Aug-97           Sep-97
B)   Delinquency Trigger:                                                        $3,716,398.43    $3,789,077.73    $5,345,340.19
     Balance delinquency 60+ days                                                     1.24560%         1.31038%         1.91248%
     As % of Beginning Pool Balance                                                   1.10180%         1.29457%         1.48949%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.9370%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer